CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Statements" in Pre-Effective Amendment No. 1 under the Securities Act of 1933 in the Registration Statement (Form N-14 No. 333-71994) of Investec Funds dated November 15, 2001 (formerly Guinness Flight Investment Funds) and Statement of Additional Information and to the incorporation by reference therein of our report dated February 5, 2001 on the Financial Statements of Investec Funds filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Los Angeles, California
November 13, 2001